Exhibit 4.3

(Face of Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HIBERNIA CORPORATION

No.	Principal Amount $

CUSIP NO. 428656 AB 8

5.35% Subordinated Notes due May 1, 2014

Hibernia Corporation, a Louisiana corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                      Dollars on May 1, 2014.

Interest Payment Dates: May 1 and November 1.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:	HIBERNIA CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes

referred to in the Indenture.

The Bank of New York Trust Company, N.A.,

as Trustee

By:
Authorized Signatory

(Reverse of Note)

5.35% Subordinated Notes due May 1, 2014

1.	Interest

Hibernia Corporation, a Louisiana corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay accrued interest semi-annually on each May 1 and November 1, commencing November 1, 2004 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

By at least 10:00 a.m., New York City time, on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money (in funds which are immediately available) sufficient to pay such principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on April 15 or October 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the U.S. dollar accounts with a bank in the United States specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder’s registered address.

3.	Paying Agent and Registrar

Initially, The Bank of New York Trust Company, N.A. will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its Subsidiaries may act as Paying Agent.

4.	Indenture

The Company is issuing the Notes under an Indenture dated as of April 26, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., a banking corporation (“the Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are unsecured, subordinated obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.1(a) of the Indenture, which, inter alia, allows for the issuance of Additional Notes in some circumstances).

The Notes include the Initial Notes, any Private Exchange Note and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement, and any Additional Notes actually issued. The Initial Notes, the Private Exchange Notes, the Exchange Notes and any Additional Notes actually issued are treated as a single class of securities under the Indenture.

5.	Subordination

The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in Article X of the Indenture, the indebtedness represented by the Notes and the payment of principal of and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations.

6.	Registration Rights

The Company is party to a Registration Rights Agreement, dated as of April 26, 2004 (the “Registration Rights Agreement”), among the Company, Credit Suisse First Boston LLC, Keefe, Bruyette & Woods, Inc. and Hibernia Southcoast Capital, Inc. pursuant to which the Company is obligated to undertake a registered exchange offering whereby the Company will exchange the Initial Notes for the Exchange Notes.

7.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning on a record date and ending on the next succeeding interest payment date.

8.	Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for one year after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity.

11.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to comply with Article V of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to add guarantees with respect to the Notes or to secure the Notes; to add additional covenants of or surrender rights and powers conferred on the Company; to add any additional Events of Default for the benefit of the Noteholders; to make any change that does not materially and adversely affect the rights of any Noteholder; or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

12.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days, (ii) default in the payment of the principal of any Notes at its Stated Maturity, (iii) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture, and continuance of such default or breach for a period of 60 days after notice, (iv) certain events of bankruptcy, insolvency or reorganization of the Company. Certain events of bankruptcy, insolvency or reorganization are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

13.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

No director, officer, employee, member, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices to Noteholders as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

18.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the face of this Note.

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian